UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of Earliest Event Reported): June 19, 2008

COMMISSION FILE NO.: 000-51569

STANDARD DRILLING, INC.
(Exact Name of Registrant As Specified In Its Charter)

NEVADA	84-1598154
(State Or Other Jurisdiction	(IRS Employer Identification No.)
Of Incorporation)

1640 TERRACE WAY, WALNUT CREEK, CALIFORNIA 94597
(Address of Principal Executive Offices)

(925) 938-0406
(Issuer Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Amended Report on Form 8-K is being filed by the Registrant to correct the date of the grant of the options described above to Mr. Rector.  The options were granted on June 19, 2008, and not on June 25, 2008, as incorrectly stated in the original filing.

Item 3.02  Unregistered Sales of Equity Securities.

On or about June 19, 2008, the Board of Directors of Standard Drilling, Inc. (the “Company”) approved the issuance of options to purchase 1,000,000 shares of the Company’s common stock at an exercise price of $0.125 per share for (5) five years to the Company’s President and Chief Executive Officer, David S. Rector.  The Company issued the options as consideration for services rendered to the Company by Mr. Rector.  The Company claims an exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, for the above issuance, since the issuance did not involve a public offering, the recipient took the securities for investment and not resale and the Company took appropriate measures to restrict transfer. No underwriters or agents were involved in the issuance and no underwriting discounts or commissions were paid by the Company.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STANDARD DRILLING, INC.

July 29, 2008

/s/ David S. Rector
David S. Rector,
Chief Executive Officer